Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State/Country of Incorporation

L. Perrigo Company	Michigan
Perrigo Pharmaceuticals Company	Michigan
Perrigo International Inc.	Michigan
Perrigo Company of South Carolina Inc.	Michigan
Perrigo Sales Corporation	Michigan
Perrigo International Holdings Inc.	Michigan
Perrigo Research and Development Company	Michigan
Perrigo Holland, Inc.	Michigan
Perrigo New York, Inc.	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Mexico Investment Holdings, Inc.	Delaware
Perrigo Mexico Investment, LLC	Delaware
Perrigo Receivables, LLC	Delaware
Perrigo Company of Tennessee Inc.	Tennessee
Perrigo Iowa, Inc.	Iowa
Perrigo Florida, Inc.	Florida
ChemAgis USA Inc.	New Jersey
Perrigo de Mexico S.A. de C.V	Mexico
Quimica y Farmacia S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
Perrigo Mexico Holding S.A. de C.V.	Mexico
Perrigo do Brasil Ltda.	Brazil
Wrafton Laboratories Limited	United Kingdom
Perrigo U.K. Acquisition Limited	United Kingdom
Wrafton Trustees Limited	United Kingdom
Barum Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Perrigo UK FINCO Limited Partnership	United Kingdom
Galpharm Healthcare Ltd.	United Kingdom
Galpharm International LTD.	United Kingdom
Healthy Ideas Ltd.	United Kingdom
Kiteacre Ltd.	United Kingdom
Galpharm Consultancy Ltd.	United Kingdom
Galpharm Licensing Ltd.	United Kingdom
Indo-China Trading Ltd.	United Kingdom
Pan-European Pharmaceuticals Ltd.	United Kingdom
Galpharm Trading Ltd.	United Kingdom
Enprofen Ltd.	United Kingdom
Brunel Pharma Ltd.	United Kingdom
Perrigo Israel Holdings Ltd.	Israel
Perrigo Israel Pharmaceuticals Ltd.	Israel
Chemagis Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Elite Soap Manufacturers (1986) Ltd	Israel
Vesteck Ltd.	Israel
Agis Commercial Agencies (1989) Ltd.	Israel
Arginet Investments and Property (2003) Ltd.	Israel

Name of Subsidiary	State/Country of Incorporation

Careline (Pharmagis) Ltd.	Israel
Agis Investments (2000) Ltd.	Israel
Dovechem Ltd.	Israel
Neca Chemicals (1952) Ltd.	Israel
Neca Marketing (1983) Ltd.	Israel
Pharma Clal Ltd.	Israel
Agis Distribution & Marketing (1989) Ltd.	Israel
Neca Cosmetics Products (1990) Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Perrigo Laboratories India Private Ltd.	India
Chemagis India Private Ltd.	India
ChemAgis B.V.	Netherlands
Perrigo Netherlands BV	Netherlands
ChemAgis Germany GmbH	Germany
Perrigo Trading (Shanghai) Co. Ltd.	China
Perrigo China Business Trust	China
Perrigo Denmark K/S	Denmark
Perrigo Asia Holding Company	Mauritius